Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:
We consent to the use of our report with respect to Nationwide VL Separate Account-G and Nationwide Life and Annuity Insurance Company and subsidiary, both dated March 16, 2016, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-146073) on Form N-6.
/s/ KPMG LLP
Columbus, Ohio
April 11, 2016